EXHIBIT 1
JOINT FILING AGREEMENT
     We, the signatories of this Statement on Schedule 13G/A to which this Agreement is attached, hereby agree that such Statement is, and any amendments thereto filed by either of us will be, filed on behalf of each of us.

Temasek Holdings (Private) Limited
/s/ Simon Israel
Name:	Simon Israel
Title:	Executive Director
Date:	September 30, 2008

Fullerton Management Pte Ltd
/s/ Mark Lee Vi Loong
Name:	Mark Lee Vi Loong
Title:	Director
Date:	September 30, 2008

Centaura Investments (Mauritius) Pte Ltd
/s/ Jeffrey Chua Siang Hwee
Name:	Jeffrey Chua Siang Hwee
Title:	Director
Date:	September 30, 2008

Cairnhill Investments (Mauritius) Pte Ltd
/s/ Mark Lee Vi Loong
Name:	Mark Lee Vi Loong
Title:	Director
Date:	September 30, 2008

Charlton Investments (Mauritius) Pte Ltd
/s/ Mark Lee Vi Loong
Name:	Mark Lee Vi Loong
Title:	Director
Date:	September 30, 2008

Crescent Investments (Mauritius) Pte Ltd
/s/ Mark Lee Vi Loong
Name:	Mark Lee Vi Loong
Title:	Director
Date:	September 30, 2008

Clover Investments (Mauritius) Pte Ltd
/s/ Goh Yong Siang
Name:	Goh Yong Siang
Title:	Director
Date:	September 30, 2008